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                                                                 Exhibit 10.(iv)



                                ICHOR CORPORATION

                             2001 STOCK OPTION PLAN

1.  DEFINITIONS.

         The terms defined in this Section 1 shall, for all purposes of this Plan, have the meanings herein specified:

         (a) "ADMINISTRATOR" shall mean such one or more persons who shall have been appointed in accordance with Section 3.

         (b) "BOARD" shall mean the board of directors of the Company.

         (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         (d) "COMMON STOCK" shall mean the Company's presently authorized Common Stock, except as this definition may be modified as provided in Section 8 hereof.

         (e) "COMPANY" shall mean Ichor Corporation, a Delaware corporation.

         (f) "DISABLED OPTIONEE" shall mean an Optionee who becomes disabled within the meaning of Section 422(c)(6) of the Code.

         (g) "EFFECTIVE DATE" shall mean June 15, 2001.

         (h) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         (i) "FAIR MARKET VALUE" shall have the meaning given that term in
Section 7(H) hereof.

         (j) "NON-STATUTORY STOCK OPTION" shall mean an Option which does not qualify as an incentive stock option, as such term is defined in Section 422 of the Code.

         (k) "OPTION" shall mean a Stock Option granted by the Company pursuant to the Plan to purchase shares of Common Stock.


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         (l) "OPTIONEE" shall mean a person who accepts an Option granted under the Plan.

         (m) "OPTION PRICE" shall mean the price to be paid for the shares of Common Stock being purchased pursuant to a Stock Option Agreement.

         (n) "OPTION PERIOD" shall mean the period from the date of grant of an Option to the date after which such Option may no longer be exercised. Nothing in this Plan shall be construed to extend the termination date of the Option Period beyond the date set forth in the Stock Option Agreement.

         (o) "PLAN" shall mean this Ichor Corporation 2001 Stock Option Plan.

         (p) "PARTICIPANT " shall mean key persons employed by the Company, or a Subsidiary thereof, directors of the Company, or a Subsidiary thereof, officers of the Company, or a Subsidiary thereof, and consultants to the Company, or a Subsidiary thereof.

         (q) "STOCK OPTION AGREEMENT" shall mean the written agreement between the Company and Optionee confirming the Option and setting forth the terms and conditions upon which it may be exercised.

         (r) "SUBSIDIARY" shall mean any corporation, partnership, business trust, joint venture or other business entity in which the Company owns, directly or indirectly through Subsidiaries, at least 50% of the beneficial interests or total combined voting power of all classes of equity.

2. PURPOSES.

         The purposes of the Plan are to promote the growth and profitability of the Company and its Subsidiaries by enabling it to attract and retain the best available personnel for positions of substantial responsibility, to provide key Participants with an opportunity for investment in the Company's Common Stock and to give them an additional incentive to increase their efforts on behalf of the Company and its Subsidiaries.

3. ADMINISTRATION.

         The Plan shall be administered by the Administrator. The Administrator shall be appointed by the Board and shall consist of at least three members of the Board, two of whom are non-employees of the Company. In the event that there does not exist at least two non-employee members of the Board, then the Administrator shall be comprised of the entire Board.


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         The Administrator shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, (i) to grant Options, to determine the purchase price of the shares of Common Stock covered by each Option, the term of each Option, the persons to whom, and the time or times at which Options shall be granted, and the number of shares of Common Stock to be covered by each Option; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to determine the terms and provisions of the Stock Option Agreements (which need not be identical) entered into in connection with awards under the Plan; and (v) to make all other determinations (including factual determinations) deemed necessary or advisable for the administration of the Plan. The Administrator may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Administrator or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility or authority the Administrator or such person may have under the Plan. Notwithstanding the foregoing, each grant of an Option, and the terms thereof, to a member of the Administrator shall be approved by the Board.

         The Administrator may employ attorneys, consultants, accountants or other persons, and the Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all persons who have received Options, the Company and all other interested persons. No member or agent of the Administrator shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or awards made thereunder, and all members and agents of the Administrator shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

4. ELIGIBILITY.

         Subject to the provisions of this Plan, the Administrator shall determine and designate from time to time those key Participants of the Company or its Subsidiaries to whom Options are to be granted and the number of shares of Common Stock covered by such grants (subject to the approval of the Board in the case of a grant to a member of the Administrator). In determining the eligibility of an Participant to receive an Option, as well as in determining the number of shares covered by such Option, the Administrator (or the Board, in the case of a member of the Administrator) shall consider the position and responsibilities of such Participant, the nature and value to the Company or a Subsidiary of his or her services and accomplishments, his or her present and potential contribution to the success of the Company or its Subsidiaries and such other factors as the Administrator (or the Board) may deem relevant.



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5. SHARES AVAILABLE UNDER THE PLAN.

         The aggregate number of shares of Common Stock which may be issued or delivered and as to which Options may be granted under the Plan is 5,000,000 shares. All such shares are subject to adjustment and substitution as set forth in Section 8.

         If any Option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the shares of Common Stock subject to such Option shall again be available for purposes of the Plan. The shares of Common Stock which may be issued or delivered under the Plan may be either or both authorized but unissued shares or repurchased shares, as shall be determined from time to time by the Board.

6. GRANT OF OPTIONS.

         The Administrator shall have full and complete authority, in its discretion subject to the provisions of the Plan, to grant Options containing such terms and conditions as the Administrator shall deem appropriate in respect of the Non-Statutory Stock Options.

7. TERMS AND CONDITIONS OF OPTIONS.

         Options granted under the Plan shall be subject to the following terms and conditions:

                  (A) The Option Price at which each Option may be exercised shall be such price as the Administrator, in its discretion, shall determine.

                  (B) The Option Price shall be payable in full in any one or more of the following ways:

                           (i) in cash; and/or

                           (ii) in shares of the Common Stock (which are owned
                  by the Optionee free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Section 9) having a Fair Market Value on the date of exercise of the Option which is equal to the Option Price for the shares being purchased.

                  If the Option Price is paid in whole or in part in shares of Common Stock, any portion of the Option Price representing a fraction of a share shall be paid in cash. The date of exercise of an Option shall be determined under procedures established by the Administrator, and the Option Price shall be payable at such time or times as the Administrator, in its discretion, shall determine. No shares shall be issued or delivered upon exercise of an Option until full payment of the Option Price has been



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         made. When full payment of the Option Price has been made and subject to the restrictions set forth in Section 9, the Optionee shall be considered for all purposes to be the owner of the shares with respect to which payment has been made. Payment of the Option Price with shares shall not increase the number of shares of Common Stock which may be issued or delivered under the Plan as provided in Section 5.

                  (C) No Non-Statutory Stock Option shall be exercisable after the expiration of ten years and six months from the date of grant, unless such period is extended by the Company. Subject to this Section 7(C) and Sections 7(E), 7(F) and 7(G), Options may be exercised at such times, in such amounts and subject to such restrictions as shall be determined, in its discretion, by the Administrator.

                  (D) No Option shall be transferable by an Optionee other than by will, or if an Optionee dies intestate, by the laws of descent and distribution, and all Options shall be exercisable during the lifetime of an Optionee only by the Optionee.

                  (E) Unless otherwise determined by the Administrator and set forth in the Stock Option Agreement:

                           (i) If the relationship between the Optionee (whether
                  or not a Disabled Optionee) and the Company is voluntarily terminated with the written consent of the Company or a Subsidiary, or if an Optionee retires under any retirement plan of the Company or a Subsidiary, any then-outstanding Non-Statutory Stock Options held by such Optionee shall be exercisable (to the extent exercisable on the date of termination of employment) by such Optionee at any time prior to the expiration date of such Option or within three months after the date of termination of employment, whichever is the shorter period;

                           (ii) Following the death of an Optionee during his or
                  her relationship with the Company, any outstanding Option held by such Optionee at the time of death shall be exercisable in full (whether or not so exercisable on the date of the death of such Optionee) by the person or persons entitled to do so under the will of the Optionee, or, if the Optionee shall fail to make testamentary disposition of such Option or shall die intestate, by the legal representative of the estate of such Optionee, at any time prior to the expiration date of such Option or within nine months after the date of death, whichever is the shorter period. Following the death of an Optionee after the termination of the Optionee's relationship with the Company during a period when an Option is exercisable



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                  as provided in clause (i) above, any outstanding Option held by the Optionee at the time of death shall be exercisable by such person or persons entitled to do so under the will of the Optionee or by such Optionee's legal representative to the extent that such Option was exercisable by the Optionee at the time of death at any time prior to the expiration date of such Option or within nine months after the date of death, whichever is the shorter period;

                           (iii) If the relationship between the Company and the
                  Optionee is terminated by the Company or a Subsidiary without cause, any then-outstanding Non-Statutory Stock Option held by such Optionee shall be exercisable (to the extent exercisable on the date of termination of employment) by such Optionee at any time prior to the expiration date of such Option or within 30 days after the date of such termination, whichever is the shorter period; and

                           (iv) If the relationship between the Company and the
                  Optionee terminates for any reason other than voluntary termination with the consent of the Company or a Subsidiary, retirement under any retirement plan of the Company or a Subsidiary, death or involuntary termination without cause, the rights of such Optionee under any then-outstanding Option shall terminate at the time of such termination of the relationship. In addition, if an Optionee engages in the operation or management of a business, whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment, which is in competition with the Company or any of its Subsidiaries, the Administrator may in its discretion immediately terminate all Options held by the Optionee. For purposes of this subsection
                  (F), the following events or circumstances shall constitute "CAUSE", to wit: perpetration of defalcations; willful, reckless or grossly negligent conduct entailing a substantial violation of any material laws or governmental regulations or orders applicable to the Company or a Subsidiary; or repeated and deliberate failure, after written notice, to comply with policies or directives of the Chief Executive Officer of the Company or a Subsidiary or of the Board.

         Whether termination of the Optionee's relationship is a voluntary termination with the written consent of, or an involuntary termination for cause from, the Company or a Subsidiary, whether an Optionee is a Disabled Optionee and whether an Optionee has engaged in the operation or management of a business which is in competition with the Company or any of its Subsidiaries shall be determined in each case by the



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         Administrator, and any such determination by the Administrator shall be final and binding.

                  (F) All Options granted hereunder shall be effective solely upon the delivery of a Stock Option Agreement, or an amendment thereto, duly executed by the Chief Executive Officer of the Company on behalf of the Company and by the Participant to whom such Options.

                  (G) Fair market value of the Common Stock shall be determined as follows:

                           (i) so long as the Common Stock is listed for trading
                  on the NASDAQ Small-Cap Market the NASDAQ National Market or such other reliable publication as the Administrator shall, in its discretion, choose to rely upon, the fair market value of the Common Stock shall be determined by taking the average of the "bid" and "ask" prices per share of the Common Stock as quoted in such reliable publication on the trading date for the two week period ending on the last business day immediately preceding the date as of which fair market value is to be determined; or

                           (ii) in the event the Common Stock is not listed for
                  trading on the aforementioned NASDAQ Markets or in such other reliable publications as may be acceptable to the Administrator, fair market value shall be determined (as of a date not more than 12 months preceding the date as of which such determination is required to be made hereunder) by an independent appraiser selected by the Board in its sole discretion. The appraiser shall be instructed to assess the fair market value of a minority interest in the Common Stock, taking into consideration such factors as the appraiser deems relevant, which factors may include but are not limited to (i) the Company's past, current and expected profitability, (ii) the Company's past, present and expected revenues and net cash flow, (iii) the Company's book value, and (iv) the absence of an organized tracking market for the Common Stock.

                           The date of the determination of the Administrator to
                  grant an Option shall deemed to be the date on which an Option is granted, provided that the Participant to whom the Option is granted is promptly notified of the grant and an Option Agreement is duly executed as of the date of the resolution.

                  (H) The obligation of the Company to issue or deliver shares of the Common Stock under the Plan shall be subject to (i) the effectiveness


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         of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, and (ii) all other applicable securities laws, regulations, rules and orders which may then be in effect.

         Subject to the foregoing provisions of this Section 7 and the other provisions of the Plan, any Option granted under the Plan shall be subject to such other terms and conditions as the Administrator shall deem advisable.

8. ADJUSTMENT AND SUBSTITUTION OF SHARES.

         If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding Option and the number of shares which may be issued or delivered under the Plan but are not then subject to an outstanding Option shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution.

         If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then-outstanding Option and for each share of Common Stock which may be issued or delivered under the Plan but is not then subject to an outstanding Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable.

         In the case of any adjustment or substitution as provided for in this
Section 8, the aggregate Option Price for all shares subject to each then-outstanding Option prior to such adjustment or substitution shall be the aggregate Option Price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new Option Price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

         No adjustment or substitution provided for in this Section 8 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.



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9. RESTRICTIONS ON TRANSFER OF CERTAIN SHARES.

         The Company is authorized to (i) retain the certificate(s) representing such shares or place such certificates in the custody of its transfer agent,
(ii) place a restrictive legend on such shares, and/or (iii) issue a stop transfer order to the transfer agent with respect to such shares in order to enforce the transfer restrictions of this Section and Section 7(I) hereof.

10. EFFECT OF THE PLAN ON THE RIGHTS OF PARTICIPANTS AND EMPLOYER.

         Neither the adoption of the Plan nor any action of the Board or the Administrator pursuant to the Plan shall be deemed to give any Participant any right to be granted an Option under the Plan, and nothing in the Plan, in any Option granted under the Plan or in any Stock Option Agreement shall confer any right to any Participant to continue his or her relationship with or remain in the employ of the Company or any Subsidiary or interfere in any way with the rights of the Company or any Subsidiary to terminate the its relationship with or employment of any Participant at any time.

11. INTERPRETATION, AMENDMENT, AND TERMINATION.

         Except as provided elsewhere in this Plan, in the event of any dispute or disagreement as to the interpretation of this Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons. The Board may, in its discretion, amend or terminate this Plan at any time. Termination of the Plan shall not affect the rights of Optionees or their successors under any Options outstanding and not exercised in full on the date of termination.

12. WITHHOLDING TAXES.

         The Company unilaterally or by arrangement with the Optionee shall make appropriate provision for satisfaction of any obligation to withhold taxes in the case of any grant, award, exercise or other transaction which gives rise to a withholding requirement. An Optionee or other person receiving shares issued upon exercise of a Non-Statutory Option shall be required to pay the Company or any Subsidiary in cash the amount of any taxes which the Company or Subsidiary is required to withhold and the Company shall not be obligated to provide the Optionee with the Company's Common Stock until such time as such cash is paid to the Company.

         Notwithstanding the preceding sentence and subject to such rules as the Administrator may adopt, Optionees who are subject to Section 16(b) of the Exchange Act, and, if determined by the Administrator, other Optionees, may satisfy the obligation, in whole or in part, by election on or before the date that the amount of tax


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required to be withheld is determined, to have the number of shares received upon exercise of the Non-Statutory Option reduced by the number of shares the fair market value of which is equal to the withholding tax obligations.

13. EFFECTIVE DATE AND DURATION OF PLAN.

         The effective date and date of adoption of the Plan shall be the Effective Date. No Option may be granted under the Plan subsequent to the date which is ten (10) years following the Effective Date.




















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